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                                                                   Exhibit 10.16
                                                                     (Form 10-K)


                AMENDED AND RESTATED CITIZENS BANKING CORPORATION
                      SUPPLEMENTAL RETIREMENT BENEFITS PLAN
                              FOR ROBERT J. VITITO

         WHEREAS, Citizens Banking Corporation ("Corporation") established the Supplemental Retirement Benefits Plan for Robert J. Vitito ("Prior Plan"), effective as of July 19, 1996; and

         WHEREAS, the Corporation and Robert J. Vitito desire to amend and restate the Plan in its entirety.

         Accordingly, the Prior Plan is amended and restated in its entirety as follows:

         1.       COVERAGE. The coverage of the Plan shall be limited to Robert
J. Vitito ("Participant").

         2. SUPPLEMENTAL RETIREMENT BENEFIT. Participant shall, subject to paragraph 3, be entitled to the supplemental retirement benefit ("Supplemental Retirement Benefit") described below:

                  (a) AMOUNT AT AGE 65. The annual amount of the Supplemental Retirement Benefit, when expressed in the form of a single life annuity commencing at age 65, shall be equal to the excess of (i) over (ii), where--

                           (i) is 60.0% of the highest average base salary paid
                  and bonus earned during any consecutive three years out of the last five years of employment by Corporation, and

                           (ii) is the sum of Participant's normal retirement
                  benefit under the Citizens Banking Corporation Pension Plan for Employees ("Pension Plan") calculated as of his attainment of age 65, and Participant's Social Security benefit also calculated as of age 65, in each case without regard to any changes in either benefit amount that may occur subsequent to that age due to increases for cost-of-living or other factors.

                  (b) AMOUNT AT AGE PRIOR TO AGE 65. If Participant elects early retirement under the Pension Plan, the annual amount of the Supplemental Retirement Benefit, when expressed in the form of a single life annuity commencing at such early retirement date, shall be equal to the excess of (i) over (ii), where--

                           (i) is 60.0% of the highest average base salary paid
                  and bonus earned during any consecutive three years out of the last five years of employment by Corporation, reduced by 1/3rd of 1.0% for each complete calendar month that the Participant's retirement date precedes his 65th birthday, and




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                           (ii) is the sum of Participant's early retirement
                  benefit under the Pension Plan calculated as a Participant's early retirement age, and Participant's Social Security benefit also calculated as of Participant's early retirement age (or, if later, the earliest age at which Participant is entitled to receive a Social Security benefit, but with that Social Security amount reduced by 5/9th of 1.0% for each complete calendar month that Participant's early retirement date precedes his first eligibility for such benefit), in each case without regard to any changes in either benefit amount that may occur subsequent to such age due to increases for cost-of-living or other factors.

                  (c) COMMENCEMENT AND FORM OF BENEFIT. Supplemental Retirement Benefit payments shall be made in monthly installments at the same time as normal or early retirement benefits, as the case may be, under the Pension Plan, but in no event earlier than Participant's attainment of age 61. If Participant is married at the time Supplemental Retirement Benefits commence hereunder, the Supplemental Retirement Benefit shall be converted to and paid in the form of a 50% joint and survivor annuity with Participant's spouse as the joint annuitant, unless Participant validly elects another form of payment for benefits under the Pension Plan, in which case the Supplemental Retirement Benefit shall be converted to and payable in the same form as elected under the Pension Plan. In all events, all forms of payment of the Supplemental Retirement Benefit shall be computed using the same formulas and actuarial factors set forth in the Pension Plan for the determination of optional forms of benefits. For purposes of this paragraph 2, Participant's "spouse" shall be determined in accordance with the Pension Plan.

         3. CONDITIONS. Payment of benefits under the Plan shall be made only upon receipt of benefits from the Pension Plan. If after a Change in Control Participant is "involuntarily dismissed" by the Corporation or Participant's employment is terminated as a result of a "constructive termination" (as such terms are defined in Participant's Amended and Restated Change in Control Agreement) or Participant dies or becomes disabled, Participant shall be credited with three years of age and service in order to determine Participant's Supplemental Retirement Benefit and Participant shall have a vested and non-forfeitable right to receive such Supplemental Retirement Benefit.

         4.       COST OF PLAN.

                  (a) The entire cost of providing benefits under the Plan shall be paid by Corporation out of its current operating budget, and Corporation's obligations under the Plan shall be an unfunded and unsecured promise to pay. Corporation shall not be obligated under any circumstances to fund its obligations under the Plan.

                  (b) Notwithstanding paragraph (a), Corporation may, at its sole option, or by agreement, informally fund its obligations under the Plan in whole or in part, through a group or individual rabbi or similar trust established with a banking institution unaffiliated with Corporation; provided, however, in no event shall such informal funding be construed to create any trust fund, escrow account or other security for Participant with respect to the payment of





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benefits under the Plan, other than as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfounded supplemental retirement plans.

                  (c) If Corporation decides to fund the Plan informally, in whole or in part, by procuring, as owner, life insurance for its own benefit on the life of Participant, the form of such insurance and the amounts thereof shall be the sole decision of Corporation, and in no event shall Participant or any beneficiary have any incidents of ownership in any such policies of insurance. If a physical examination is required for Corporation to obtain insurance for Participant under paragraph Participant agrees to undergo such physical examinations as may be required by the insurance carrier. Such physical examinations shall be conducted by a physician approved by Corporation, at the expense of Corporation.

                  (d) No contributions by Participant are required or permitted under the Plan.

                  (e) All taxes on benefits payable to Participant under the Plan, except for the employer's share of applicable employment taxes, shall be the obligation of Participant. To the extent that benefits (or their present value) become taxable to Participant at any time prior to actual payment of those benefits, such as in the case of the Medicare tax, and to the extent that Corporation is required to withhold taxes, those taxes shall be withheld from other compensation payable by Corporation to Participant.

         5.       LIMITATION OF PARTICIPANT'S RIGHTS.

                  (a) The Plan not be deemed to create a contract of employment between Corporation and Participant and shall create no right in Participant to continue in Corporation's employment for any specific period of time, or to create any other rights in Participant or obligations on the part of Corporation, except as are set forth herein or in any written employment contract. Nor shall the Plan restrict the right of Corporation to terminate Participant, or restrict the right of Participant to terminate his employment, except as otherwise provided by written employment contract.

                  (b) The rights of Participant or any person claiming through Participant under the Plan shall be solely those of an unsecured general creditor of Corporation. Participant, or any person claiming through Participant, shall have the right to receive from Corporation only those payments as specified herein. Participant agrees that he or any person claiming through him shall have no rights or interests in any asset of Corporation.

                  (c) Except to the extent provided by paragraph 4(b) and as permitted by applicable tax law, no asset used or acquired by Corporation in connection with the liabilities it has assumed under the Plan shall be deemed to be held under any trust for the benefit of Participant. Nor shall it be considered security for the performance of the obligations of Corporation, except as provided by separate agreement and as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfounded supplemental retirement plans.








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         6.       PLAN ADMINISTRATOR AND CLAIMS PROCEDURE.

                  (a) The Plan Administrator and Named Fiduciary of the Plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, shall be the Compensation and Benefits Committee of Corporation's Board of Directors, whose business address is c/o Citizens Banking Corporation, 328 S. Saginaw St., Flint, Michigan 48502-9985, and whose telephone number is (810) 766-7500. Corporation's Board of Directors shall have the right to change the Plan Administrator and Named Fiduciary of the Plan at any time, and to change the address and telephone number of the same. Corporation shall give Participant written notice of any such change in the Plan Administrator and Named Fiduciary or in the address or telephone number of the same.

                (b) Participant, or other person claiming through Participant, must file a written claim for benefits with the Plan Administrator as a prerequisite to the payment of benefits under the Plan. Any denial by the Plan Administrator of a claim for benefits under the Plan by Participant or other person (collectively referred to as "claimant") shall be stated in writing by the Plan Administrator and delivered or mailed to the claimant within 90 days after receipt of the claim unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period. Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures under the Plan, written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel.

                  (c) A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, in a writing addressed to the Plan Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant. All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days after receipt of such request. In no decision or review is rendered within this 120 day period, the claimant's appeal shall be deemed denied and the Plan Administrator's original denial of the claim affirmed.



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                  (d) Any claim under this claims procedure must be submitted within twelve months from the earlier of (1) the date on which the claimant learned of facts sufficient to enable him to formulate such claim or (2) the date on which the claimant reasonably should have been expected to learn of facts sufficient to enable him to formulate such claim.

                  (e) The decision of the Plan Administrator upon review of any claim shall be binding upon the claimant, his heirs and assigns, and all other persons claiming by, through or under him.

                  (f) The timely filing of a request for review in the manner specified above shall be a condition precedent to obtaining review before the Plan Administrator, and the Plan Administrator shall have no jurisdiction to entertain a request for review unless so filed. A failure to file a claim and a request for review in the manner and within the time limits set forth above shall be deemed a failure by the aggrieved party to exhaust his administrative remedies and shall constitute a waiver of the rights sought to be established under the Plan.

                  (g) Any suit brought to contest or set aside a decision of the Plan Administrator shall be filed in a court of competent jurisdiction within one year from the date of receipt of written notice of the Plan Administrator's final decision or from the date the appeal is deemed denied, if later. No legal action to recover Plan benefits or to enforce or clarify rights under the Plan shall be commenced until the claimant first shall have exhausted the claims and review procedures available to him hereunder.

         7. INDEPENDENCE OF BENEFITS. Except as otherwise provided herein, the benefits payable under the Plan shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any employment agreements that now exist or may hereafter exist from time to time between Corporation and Participant. The Plan does not involve a reduction in salary or foregoing of an increase in future salary by Participant. Nor does the Plan in any way affect or reduce the existing and future compensation and other benefits of Participant.

         8. NON-ALIENATION OF BENEFITS. Except in so far as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under the Plan shall be valid.

         9.       RIGHT TO AMEND OR TERMINATE PLAN.

                  (a) Corporation reserves the right to amend the Plan in any manner, and Corporation reserves the right to terminate the Plan at any time in whole or part. Amendment or termination of the Plan shall be accomplished by resolution of Corporations Board of Directors.

                  (b) Notwithstanding paragraph (a), no such amendment or termination shall reduce or otherwise affect the benefits payable to or on behalf of Participant that have accrued prior to such amendment or termination without the written consent of Participant (or beneficiary, if applicable).



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           10.      CONSTRUCTION AND GOVERNING LAW.

                  (a) Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular form they shall be construed as though they also were used in the plural form in all cases where they would so apply, and vice versa.

                  (b) Headings of paragraphs herein are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

                  (c) If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.

                  (d) Except in the case of preemption by applicable federal law, the Plan shall be governed by the laws of the State of Michigan.

                  (e) This Plan constitutes the entire arrangement between Corporation and Participant with respect to the subject matter addressed herein. This Plan amends, restates, supercedes and replaces the Prior Plan in its entirety.

                  It is intended that the Plan shall be unfunded and maintained by Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, so that the Plan is exempt from the requirements of Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended. All provisions shall be interpreted in accordance with such intentions.

                  Citizens Banking Corporation has caused the Plan, as amended and restated herein, to be executed on November 28, 2000.

                           CITIZENS BANKING CORPORATION



                           By:
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                                Hugo E. Braun, Jr., Chairman
                                Compensation and Human Resources Committee